UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): September 15, 2015

                               AMERICANN, INC.
                               ---------------
            (Exact name of registrant as specified in its charter)

        Delaware                     000-54231                   27-4336843
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

     Registrant's telephone number, including area code: (303) 862-9000


                           -------------------------
         (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry Into a Material Definitive Agreement

     On August 14, 2015 the Company signed an agreement to sell a 5-acre parcel of property located in north central Denver, Colorado for a total purchase price of $2,500,000. The closing of the transaction was to take place on or before September 14th, 2015. The Company closed on an all cash purchase of the property on July 31, 2014 for a total purchase price of $2,250,000.

     If the buyer does no proceed to purchase the property, then, on or before September 15, 2015 the buyer is obligated to loan the Company $900,000, which will bear interest at 12% per year and will be due and payable in six months.

     On September 15, 2015 the Company and the buyer agreed to extend the closing date of the property to November 1, 2015. In connection with the extension of the closing date, the buyer and an unrelated third party loaned the Company $900,000. The loans bear interest at 12% per year and are due and payable on March 16, 2016.

     The Company used $650,000 to repay a loan which was secured by the property.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015
                                      AMERICANN, INC.


                                      By:  /s/ Timothy Keogh
                                          --------------------------------
                                          Timothy Keogh, Chief Executive Officer